Exhibit 4.3
SECOND AMENDMENT TO FIRST AMENDED AND RESTATED
SECURED TERM LOAN AGREEMENT
     This SECOND AMENDMENT TO FIRST AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT (the “Amendment”) is made as of this 30th day of March, 2007, by and among Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (“DDR”), DDR PR Ventures, LLC, S.E., a Delaware limited liability company (“DDR PR”; DDR and DDR PR together with any Qualified Borrower that issues a Qualified Borrower Note in accordance with the terms of the Loan Agreement (as hereinafter defined), collectively, the “Borrower”), KeyBank National Association, and the other several banks, financial institutions and other entities from time to time parties to the Loan Agreement (the “Lenders”), and KeyBank National Association, not individually, but as “Administrative Agent”, Bank of America, N.A., not individually, but as “Syndication Agent”, and Eurohypo AG, New York Branch, ING Real Estate Finance (USA) LLC and Scotiabanc Inc., not individually, but as “Documentation Agents”, and one or more new or existing “Lenders” shown on the signature pages hereof.
RECITALS
     A. Borrower, Administrative Agent, Syndication Agent, Documentation Agents and certain other Lenders entered into that certain First Amended and Restated Secured Term Loan Agreement dated as of June 29, 2006, as modified and amended by that certain First Amendment to First Amended and Restated Secured Term Loan Agreement dated as of February 20, 2007 (as modified and amended, the “Loan Agreement”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.
     B. Borrower has requested changes to certain terms in the Loan Agreement as set forth herein and the Lenders have agreed to such changes.
     NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AMENDMENTS
     1. The foregoing Recitals to this Amendment are incorporated into and made part of this Amendment.
     2. The definition of “Investment” in Article I of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person. For the avoidance of doubt, an Investment shall not include any security of any Person that is convertible into, exchangeable for or exercisable into or an option to purchase equity securities of Borrower.
     3. The definition of “Restricted Payment” is hereby deleted from Article I of the Loan Agreement.
     4. The text of Section 6.11 of the Loan Agreement (Restricted Payments) is hereby deleted in its entirety and the following is hereby inserted in lieu thereof: “Intentionally Omitted.”.
     5. Borrower hereby represents and warrants that:
(a)	no Default or Unmatured Default exists under the Loan Documents;

(b)	the Loan Documents are in full force and effect and Borrower has no defenses or offsets to, or claims or counterclaims relating to, its obligations under the Loan Documents;

(c)	there has been no material adverse change in the financial condition of Borrower from that shown in its September 30, 2006 financial statements;

(d)	Borrower has full corporate power and authority to execute this Amendment and no consents are required for such execution other than any consents which have already been obtained; and

(e)	all representations and warranties contained in Article V of the Loan Agreement are true and correct as of the date hereof and all references therein to “the date of this Agreement” shall refer to “the date of the Second Amendment to this Agreement and all representations and warranties contained in the other Loan Documents are true and correct as of the date hereof and all references therein to “the date of this Agreement” shall refer to “the date of the Second Amendment to the Loan Agreement.”
     6. Except as specifically modified hereby, the Loan Agreement is and remains unmodified and in full force and effect and the obligations of Borrower, Lenders and Administrative Agent under the Loan Agreement are hereby ratified and confirmed. All references in the Loan Documents to the “Loan Agreement” henceforth shall be deemed to refer to the Loan Agreement as amended by this Amendment.
     7. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be construed and enforced in accordance with the laws of the State of Ohio (excluding the laws applicable to conflicts or choice of law). This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Loan Agreement.

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     8. This Amendment shall become effective when it has been executed by Borrower, Administrative Agent and the Required Lenders.

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     IN WITNESS WHEREOF, the Borrower, the Required Lenders and the Administrative Agent have executed this Amendment as of the date first above written.

BORROWER: DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ Joan U. Allgood
Print Name: Joan U. Allgood
	Title:	Executive Vice President

3300 Enterprise Parkway Beachwood, Ohio 44122 Phone: 216/755-5775 Facsimile: 216/755-1775 Attention: Chief Financial Officer
with a copy to:
3300 Enterprise Parkway Beachwood, Ohio 44122 Phone: 216/755-5650 Facsimile: 216/755-1560 Attention: General Counsel
[Signatures Continued on Following Page]

DDR PR VENTURES, LLC, S.E.
By:	/s/ Joan U. Allgood
Print Name: Joan U. Allgood
	Title:	Executive Vice President

3300 Enterprise Parkway Beachwood, Ohio 44122 Phone: 216/755-5775 Facsimile: 216/755-1775 Attention: Chief Financial Officer
with a copy to:
3300 Enterprise Parkway Beachwood, Ohio 44122 Phone: 216/755-5650 Facsimile: 216/755-1560 Attention: General Counsel
[Signatures Continued on Following Page]

LENDERS: KEYBANK NATIONAL ASSOCIATION, Individually and as Administrative Agent
By:	/s/ Kevin P. Murray
Print Name: Kevin P. Murray
	Title:	VP

127 Public Square 8th Floor Cleveland, OH 44114 Phone: 216-689-7547 Facsimile: 216-689-4997 Attention: Kevin Murray
With a copy to:
127 Public Square 8th Floor Cleveland, OH 44114 Phone: 216-689-4545 Facsimile: 216-689-4997 Attention: Dan Heberle
[Signatures Continued on Following Page]

BANK OF AMERICA, N.A., Individually and as Syndication Agent
By:	/s/ Michael W. Edwards
Print Name: Michael W. Edwards
	Title:	Senior Vice President

231 South LaSalle Street Chicago, IL 60604 Phone: 312/828-5215 Facsimile: 312/974-4970 Attention: Ms. Cheryl Sneor
[Signatures Continued on Following Page]

EUROHYPO AG, NEW YORK BRANCH, Individually and as Documentation Agent
By:	/s/ Mark A. Fisher
Print Name: Mark A. Fisher
	Title:	Director

and by:

By:	John Hayes
Print Name: John Hayes
	Title:	Vice President

Head of Portfolio Operations Eurohypo AG, New York Branch 1114 Avenue of the Americas 29th Floor New York, NY 10036 Phone: (212) 479-5700 Fax: (866) 267-7680
With a copy to:
Head of Legal Department Eurohypo AG, New York Branch 1114 Avenue of the Americas 29th Floor New York, NY 10036 Phone: (212) 479-5700 Fax: (866) 267-7680
[Signatures Continued on Following Page]

ING REAL ESTATE FINANCE (USA) LLC, Individually and as Documentation Agent
By:	/s/ Christopher Godlewski
Print Name: Christopher Godlewski
	Title:	Director

601 S. Figueroa Street, Suite 3400 Los Angeles, CA 90017 Phone: 213-236-3480 Facsimile: 213-236-3499 Attention: Mr. Christopher Godlewski
[Signatures Continued on Following Page]

SCOTIABANC INC., Individually and as Documentation Agent
By:
Print Name: William E. Zarrett
	Title:	Managing Director

Scotiabanc Inc. 600 Peachtree Street, Suite 2700 Atlanta, GA 30308 Phone: 404-877-1504 Facsimile: 404-888-8998 Attention: William Zarrett, Managing Director
With a copy to:
The Bank of Nova Scotia One Liberty Plaza, 25th Floor New York, NY 10006 Phone: 212-225-5167 Facsimile: 212-225-5166 Attention: Mr. Robert Boese
[Signatures Continued on Following Page]

CHARTER ONE BANK, N.A.
By:	/s/ Florentina Djulvezan
	Name:	Florentina Djulvezan
	Title:	Vice-President

1215 Superior Avenue Cleveland, Ohio 44114 Telephone: 216-277-0694 Facsimile: 216-277-4607 Attention: Florentina Djulvezan
[Signatures Continued on Following Page]

HUNTINGTON NATIONAL BANK
By:	/s/ Ryan Terrano
	Name:	Ryan Terrano
	Title:	Vice-President

917 Euclid Avenue CM17 Cleveland, Ohio 44115 Telephone: 216-515-0683 Facsimile: 216-515-6821 Attention: Ryan Terrano
[Signatures Continued on Following Page]

THE BANK OF NEW YORK
By:	/s/ Scott DeTraglia
Print Name: Scott DeTraglia
	Title:	Vice President

One Wall Street 21st Floor New York, New York 10286 Telephone: (212) 635-8245 Facsimile: (212) 809-9520 Attention: Scott Detraglia
[Signatures Continued on Following Page]

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Mark H. Oldfield
	Name:	Mark H. Oldfield
	Title:	Vice President

1350 Euclid Avenue, Suite 1100 Cleveland, Ohio 44115 Telephone: 216-623-9299 Facsimile: 216-241-0164 Attention: Mark H. Oldfield
[Signatures Continued on Following Page]

SUNTRUST BANK
By:	/s/ Nancy B. Richards
	Name:	Nancy B. Richards
	Title:	Senior Vice President

8330 Boone Blvd., 8th Floor Vienna, Virginia 22182 Telephone: 703-442-1557 Facsimile: 703-442-1570 Attention: Nancy B. Richards
[Signatures Continued on Following Page]

PNC BANK, NATIONAL ASSOCIATION, Individually
By:	/s/ Michael E. Smith
Print Name: Michael E. Smith
	Title:	Senior Vice President

249 Fifth Avenue 19th Floor, P1-POPP-19-1 Pittsburgh, PA 15222 Phone: 412-768-9135 Facsimile: 412-762-6500 Attention: Mr. Michael E. Smith
[Signatures Continued on Following Page]

REGIONS BANK
By:	/s/ Lori Hatcher
	Name:	Lori Hatcher
	Title:	Assistant Vice President

1900 5th Avenue North, 15th Floor Birmingham, Alabama 35203 Telephone: (205) 326-5465 Facsimile: (205) 264-5456 Attention: Lori Hatcher
[Signatures Continued on Following Page]

WELLS FARGO BANK, N.A.
By:	/s/ Scott S. Solis
	Name:	Scott S. Solis
	Title:	Vice-President

123 North Wacker Drive, Suite 1900 Chicago, Illinois 60606 Telephone: 312-269-4818 Facsimile: 312-782-0969 Attention: Scott S. Solis
[Signatures Continued on Following Page]

UBS LOAN FINANCE LLC
By:	/s/ Richard L. Tavrow
Print Name: Richard L. Tavrow
	Title:	Director

By:	/s/ Irja R. Otsa
Print Name: Irja R. Otsa
	Title:	Associate Director

677 Washington Blvd. Stamford, Connecticut 06901 Telephone: 203-719-0678 Facsimile: 203-719-3888 Attention: Iris Choi
[Signatures Continued on Following Page]

SUMITOMO MITSUI BANKING CORPORATION
By:	/s/ David A. Buck
Print Name: David A. Buck
	Title:	Senior Vice President

277 Park Avenue New York, NY 10172 Phone: 212-224-4178 Facsimile: 212-224-4887 Attention: Mr. Charles J. Sullivan

[Signatures Continued on Following Page]

BANCO POPULAR DE PUERTO RICO, NEW YORK BRANCH
By:
	Name:	Hector J. Gonzalez
	Title:	Vice-President

7 West 51st Street New York, New York 10019 Telephone: 212-445-1988 Facsimile: 212-245-4677 Attention: Hector J. Gonzalez
[Signatures Continued on Following Page]

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ Robert Goeckel
	Name:	Robert Goeckel
	Title:	Vice President

135 South LaSalle Street Suite 1225 Chicago, Illinois 60603 Telephone: 312-904-4705 Facsimile: 312-904-6691 Attention: Robert Goeckel
[Signatures Continued on Following Page]

THE NORTHERN TRUST COMPANY
By:
	Name:	Robert Wiarda
	Title:	Vice President

50 S. LaSalle Chicago, Illinois 60675 Telephone: 312-444-3380 Facsimile: 312-444-7028 Attention: Robert Wiarda
[Signatures Continued on Following Page]

MANUFACTURERS AND TRADERS TRUST COMPANY
By:	/s/ Brian D. Beitz
	Name:	Brian D. Beitz
	Title:	Vice-President

One Fountain Plaza, 12th Floor Buffalo, New York 14203 Telephone: 716-848-7337 Facsimile: 716-848-7318 Attention: Brian D. Beitz